UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2007
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01	Other Events.
At the annual meeting of stockholders of Gen-Probe Incorporated (the “Company”), held on May 31, 2007, Mae C. Jemison, M.D., failed to receive sufficient votes to be re-elected to the Company’s Board of Directors. The Company believes that the vote was substantially the result of a May 18, 2007 “against” recommendation on Dr. Jemison’s re-election by Institutional Shareholder Services (“ISS”) based on “poor attendance.”
On May 31, 2007, immediately following the annual meeting, Dr. Jemison tendered her resignation in accordance with the Company’s bylaws. Dr. Jemison has continued to serve as a director pending a decision of the Board of Directors to accept or decline her resignation, pursuant to Delaware law.
Following Dr. Jemison’s tender of her resignation, the Nominating and Corporate Governance Committee (the “Committee”) reviewed and considered the circumstances relevant to the stockholder vote and Dr. Jemison’s tender of resignation. At a telephonic meeting held on July 6, 2007, the Committee considered and discussed, among other things, Dr. Jemison’s unique qualifications, her past contributions to the Board, her historical attendance and participation in Board meetings and communications, and her commitment regarding future attendance and scheduling. In particular, the Committee considered that prior to 2006, Dr. Jemison missed only a single regularly scheduled Board meeting. The Committee determined that there were reasonable justifications for Dr. Jemison’s absences from two quarterly Board meetings in 2006, that at least one of the absences was the result of poor communication by the Company, and that Dr. Jemison has actively participated as a director and made substantial contributions to the Company. The Committee also discussed that in January and February 2007, the Committee sought and received assurances from Dr. Jemison that she would take the steps necessary to avoid future absences from Board meetings, and that she has attended all regular and special Board and Committee meetings since September 2006.
The Committee also discussed that following the Company’s May 31, 2007 annual meeting of stockholders, the Company communicated with ISS about the circumstances relevant to Dr. Jemison’s historical record of attendance, the stockholder vote, the tender of resignation, and ISS policies related thereto. The Committee concluded that a decision to decline Dr. Jemison’s tendered resignation would be consistent with ISS policies in light of all relevant circumstances, as discussed between the Company and ISS subsequent to the annual meeting. Following discussion, the Committee by a 3-0 vote adopted a resolution recommending that the Board of Directors decline to accept Dr. Jemison’s resignation. Dr. Jemison, although a member of the Committee, did not take part in the Committee’s discussions and decision concerning the recommendation to the Board of Directors.
The Board of Directors reviewed and considered the Committee’s recommendation, and the circumstances relevant to the stockholder vote, at a telephonic meeting held on July 17, 2007. The Board considered the matters reviewed at the Committee’s July 6, 2007 meeting, including Dr. Jemison’s unique qualifications, her past contributions to the Board, her historical attendance and participation in Board meetings and communications, and her commitment to the Board regarding future attendance and scheduling. The Board also discussed the Company’s communications with ISS about the circumstances relevant to Dr. Jemison’s historical record of attendance, the stockholder vote, the tender of resignation, and ISS policies related thereto. The Board concluded that a decision to decline Dr. Jemison’s tendered resignation would be consistent with ISS policies in light of all relevant circumstances, as discussed between the Company and ISS subsequent to the annual meeting.
Following discussion, the Board accepted the recommendation of the Committee and by a 5-0 vote adopted a resolution declining to accept Dr. Jemison’s resignation. Dr. Jemison did not take part in the Board’s discussion and decision.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2007	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary